LETTERHEAD OF SCOTT HATFIELD, CPA


                                                    August 1, 2001

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


Re:  Whistler Inc.
     SEC File No 0-30579
     CIK# 0001113580

Gentleman:

On July 31, 2001, upon return from business travel, the independent certified accounting firm os S.W. Hatfield, CPA received a draft of a Form8-K/A, transmitted via e-mail on July 26, 2001 to be filed by Whistler, Inc (SEC Filke # 0001113580)

We have no disagreements or comments related to the disclosures in Item 4 - Changes in Registrant's Certifying Accountant as restated in the Form 8-K/A filed on or about August 1, 2001.


Sincerely,


/s/  S.W. Hatfield, CPA
-----------------------------
     S.W. Hatfield, CPA